EXHIBIT 99.1

News

SUNTRUST

Contact:
Investors                     Media
Gary Peacock             Barry Koling
(404) 658-4879         (404) 230-5268

For Immediate Release
January 8, 2003

SunTrust Reports Fourth Quarter and Year-End Earnings
Results Point to Company’s Underlying Strength Despite Weak Economy, Industry Pressures

ATLANTA - SunTrust Banks, Inc. (NYSE: STI) today reported net income for the fourth quarter of 2002 of $340.3 million, down 5% from the fourth quarter of 2001. Net income per diluted share was $1.20, down 3% from the $1.24 per diluted share earned in the fourth quarter of 2001 although results were in line with earnings in prior 2002 quarters.
For the full year 2002, the Company reported net income of $1,331.8 million, down 3% from the $1,375.5 earned in 2001. Net income per diluted share was $4.66, down 1% from the full year 2001. Full-year earnings per share of $4.66 was reduced by $.14 per share in after-tax merger charges related to SunTrust’s acquisition of the Florida franchise of Huntington Bancshares, Inc.
“Not surprisingly, SunTrust’s fourth quarter and full-year results reflected the lower revenues and higher credit quality costs that typically affect bank performance during periods of prolonged economic weakness,” said L. Phillip Humann, SunTrust Chairman, President and Chief Executive Officer. “Nonetheless, we delivered a level of earnings that we believe, given the environment, is more than respectable.”
Operating income for the year was $1,371.7 million, down from the $1,395.7 million earned in 2001. As previously reported, operating income excludes $39.8 million in after-tax merger charges taken in the first quarter of 2002 associated with the Huntington Florida franchise acquisition and excludes $20.2 million in after-tax, nonrecurring expenses taken in 2001 associated with the Company’s proposal to acquire the former Wachovia Corporation.
Mr. Humann added that “despite earnings pressures that affected our entire industry and hit some prominent institutions particularly hard, SunTrust maintained its track record of strength and consistency in overall financial performance while also demonstrating the capacity to deliver better results in a more accommodating economic environment.”

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Mr. Humann also observed that in a reflection of SunTrust’s conservative business approach as well as its underlying financial strength, “we were able to absorb the impact of economy-related pressures, especially those related to credit quality, without taking a special charge to earnings. Although they seem to be increasingly common in our industry, we believe such charges to be ultimately incompatible with the interests of our shareholders.”
For the quarter, reported return on average total assets was 1.18%, and return on average total equity was 15.30%. For the quarter, excluding the net unrealized gains of the Company’s securities portfolio which the Company believes is the more indicative performance measure due to its ownership of 48 million shares of The Coca-Cola Company, return on average assets less net unrealized gains on securities was 1.20% and return on average realized equity was 18.74%.
Fully taxable net interest income was $837.3 million in the fourth quarter, up 1% from the fourth quarter of 2001. The net interest margin for the quarter was 3.26%, down 12 basis points from the third quarter of 2002. For the full year 2002, fully taxable net interest income was $3,283.2 million, flat compared to 2001.
Average loans for the fourth quarter were $72.7 billion, up 4% from the fourth quarter of 2001, and average earning assets were $101.9 billion, up 10% from the fourth quarter of 2001. Excluding the impact of the Huntington transaction, average loans were up 1%, and earning assets were up 6% from the fourth quarter of 2001. Average consumer and commercial deposits for the fourth quarter was $67.8 billion, up 15% from the fourth quarter of 2001. Excluding the impact of the Huntington transaction, average consumer and commercial deposits was up 7% from the fourth quarter of 2001.
Noninterest income excluding net securities gains was $530.2 million in the quarter, up 1% from the fourth quarter of 2001. Total noninterest income including net securities gains was $569.7 million for the quarter, up 2% from the fourth quarter of 2001. Noninterest income excluding net securities gains represented 39% of total revenue for the fourth quarter of 2002. For the full year 2002, noninterest income excluding net securities gains was $2,187.1 million, up 9% from 2001.
Total noninterest expense in the fourth quarter was $878.4 million, up 6% from the fourth quarter of 2001. SunTrust noted that the uptick is not inconsistent with the Company’s recent focus on expense management since fourth quarter expenses can typically be higher than in other quarters. In the fourth quarter the Company spent $11.7 million ($7.6 million after-tax) or $.03 per diluted share on its now-completed One Bank initiative for enhancements to customer based systems designed to spur revenue

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growth and yield operating efficiencies in the future. For full year 2002, the Company spent $56.2 million ($36.5 million after-tax) or $.13 per diluted share on this initiative. For the full year of 2002, total noninterest expense was $3,342.3 million.
Displaying a pattern consistent with the weak economy, net charge-offs in the fourth quarter were $95.7 million or 0.52% of average loans. The provision for loan losses was $96.5 million for the fourth quarter. For the full year of 2002, net charge-offs were 0.59% of average loans and the provision for loan losses was $469.8 million.
Nonperforming assets were $542.0 million at quarter end or 0.74% of loans, foreclosed properties and repossessed assets, down 9% from the third quarter end. Nonperforming assets at December 31, 2002 included $511.0 million in nonperforming loans, $18.0 million in other real estate owned and $13.0 million in other repossessed assets. The allowance for loan losses at December 31, 2002 was $930.1 million and represented 1.27% of loans and 182.0% of nonperforming loans. SunTrust’s net charge-off and nonperforming asset levels continue to compare very favorably with the most recently published industry averages.
At December 31, 2002, SunTrust had total assets of $117.3 billion. Equity capital of $8.8 billion represented 7.5% of total assets. Book value per share was $31.04, up 7% from December 31, 2001.
To view the corresponding financial tables and information, please refer to the Investor Relations section located under “About SunTrust” on our Web site at www.suntrust.com. This information may also be directly accessed via the quick link entitled “4th Quarter Earnings Release” located at the lower right hand corner of the SunTrust homepage.
SunTrust management will host a conference call on January 8 at 9:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 8:45 a.m. by dialing 1-888-810-5901 (Passcode 4Q02; Leader: Gary Peacock). Individuals calling from outside the United States should dial 1-630-395-0019 (Passcode 4Q02; Leader: Gary Peacock). A replay of the call will be available beginning the afternoon of January 8 by dialing 1-800-282-5736 (domestic) or 1-402-220-9727 (international).
Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” and may also be accessed directly from the SunTrust home page by clicking on the link “4th Quarter Earnings Release” found at the lower right-hand corner of the page.

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Beginning January 9, 2003, listeners may access an archived version of the presentation on the “Investor Relations” page. A link to the Investor Relations page is also found in the footer of the SunTrust home page.
SunTrust Banks, Inc., headquartered in Atlanta, Georgia, is one of the nation’s largest commercial banking organizations. The Company operates through an extensive distribution network primarily in Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust’s Internet address is www.suntrust.com.

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This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. SunTrust does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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